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Exhibit 5.1

[    ], 2004

Xyratex Ltd Clarendon House 2 Church Street Hamilton HM 11 Bermuda	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	djstockman@cdp.bm .djs/dls/690861/20851v2

Dear Sirs

Xyratex Ltd (the "Company")

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-1 (Registration No.     •    ) filed with the Securities and Exchange Commission (the "Commission") on    •    , 200    •    (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of [number] options (the "Options") to purchase common shares, par value US$0.01 per share, of the Company (the "Common Shares") to be issued to U.S. option holders pursuant to the Company's Xyratex Ltd 2004 Stock Option Plan (the "Option Plan") in substitution for outstanding options to purchase common shares of Xyratex Group Limited ("XGL") pursuant to the existing U.S. option plan of XGL.

For the purposes of giving this opinion, we have examined a copies of the Registration Statement and the Plan. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the [Secretary] of the Company on    •    , 200    •    , copies of [unanimous written resolutions/minutes of a meeting] of the members of the Company [dated/held on]    •    , 200    •    and [unanimous written resolutions/minutes of a meeting] of the board of directors of the Company [dated/held on]    •    , 200    •    (together, the "Minutes") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us, (c) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that, upon the issue of any Common Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and substitution of the Options for existing options of XGL and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
The Option Plan has been duly authorised and adopted by all necessary corporate action of the Company.

3.
The Options have been duly authorised by all necessary corporate action of the Company.

4.
The Common Shares to be issued upon exercise of the Options have been duly authorised by all necessary corporate action of the Company, and when issued and paid for upon exercise of the Options in accordance with the terms of the Option Plan, will be validly issued, fully paid and, provided the Option Plan so provides, non-assessable (which term when used herein means that no further sums are required to be paid by the holder in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,
CONYERS DILL & PEARMAN

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  Exhibit 5.1